UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2018

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.02                               Unregistered Sales of Equity Securities.

On July 18, 2016, Differential Brands Group Inc., a Delaware corporation (the “Company”), issued to Tengram Capital Fund II, L.P. (“Tengram”), a 3.75% convertible promissory note (the “Convertible Note”), in an initial principal amount of $13,000,000.

As previously announced, the Company had issued the Convertible Note to finance the acquisition of SWIMS AS, a Norwegian private limited company (aksjeselskap). The Convertible Note, as amended, matured on January 18, 2018 and automatically converted into newly issued shares of the Company’s Series A-1 preferred stock, par value $0.10 per share (the “Series A-1 Preferred Stock”), at a conversion price of $3.00 per share.

The outstanding balance of the Convertible Note, together with any accrued and unpaid interest thereon, converted into 4,587,964 shares of Series A-1 Preferred Stock. Upon the issuance of such shares of Series A-1 Preferred Stock by the Company to Tengram, the Convertible Note was repaid in its entirety. The Series A-1 Preferred Stock is currently convertible on a one-to-one basis into shares of common stock of the Company, par value $0.10 per share (the “Common Stock”).

The Series A-1 Preferred Stock referred to herein was issued without registration pursuant to the exemption provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 3.03                                           Material Modification to Rights of Security Holders.

On January 18, 2018, the Company filed a Certificate of Designation of 10.0% Series A-1 Convertible Preferred Stock of the Company (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation provides for the issuance of up to 4,587,964 shares of Series A-1 Preferred Stock. In addition, the Certificate of Designation provides, among other things, that the Series A-1 Preferred Stock (a) will be convertible into Common Stock on a one-to-one basis (subject to adjustment), (b) will be entitled to dividends, when and if declared by the Board of Directors or a duly authorized committee thereof, at a rate of 10% per annum payable quarterly in arrears, (c) will be senior to the Common Stock upon a liquidation and (d) will have as-converted voting rights alongside the Common Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of such Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated by reference in this Item 5.03.

10.1
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation of 10.0% Series A-1 Convertible Preferred Stock of Differential Brands Group Inc.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of 10.0% Series A-1 Convertible Preferred Stock of Differential Brands Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

Date: January 19, 2018	By:	/s/ Bob Ross
Bob Ross
Chief Financial Officer